FORM 8-K

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2004

DUSA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

New Jersey	0-19777	22-3103129
(State or other		(IRS Employer
jurisdiction of incorporation)	(Commission File Number)	Identification Number)

25 Upton Drive
Wilmington, Massachusetts 01887

(Address of principal executive offices, including ZIP code)

(978) 657-7500

(Registrant’s telephone number, including area code)

Item 5. Other Events.
Item 7. Financial Statements and other Exhibits.
SIGNATURES
EX-99: SLIDE PRESENTATION

Item 5. Other Events.

     DUSA Pharmaceuticals, Inc. ( “DUSA”) is submitting for filing as Exhibit 99 a slide presentation which formed the basis of a presentation given today by DUSA’s President and Chief Executive Officer, Dr. D. Geoffrey Shulman, to various potential investors.

     Also, DUSA wishes to report that it has recently been served with a complaint filed on December 4, 2003, in the State of Michigan Circuit Court for the County of Oakland alleging that DUSA’s BLU-U® caused the plaintiff to suffer a seizure during the performance of her duties as an office assistant. The complaint names Berlex Laboratories, Inc. as another defendant. The damages are unspecified. DUSA is reviewing the complaint with counsel and investigating the matter at this time. While it is not possible to predict or determine the outcome of this action, DUSA believes that the costs associated with all such matters will not have a material adverse effect on its consolidated financial position or liquidity but could possibly be material to the consolidated results of operations in any one accounting period to the extent costs are not covered by DUSA’s insurance.

     Except for historical information, this report contains certain forward-looking statements that involve known and unknown risks and uncertainties, which may cause actual results to differ materially and adversely from any future results, performance or achievements expressed or implied by the statements made. These forward-looking statements relate to DUSA’s belief that the cost associated with this legal action will not have a material adverse effect on its consolidated financial position or liquidity but that it could possibly be material to the consolidated results of operations in any one accounting period to the extent costs are not covered by DUSA’s insurance. Such risks and uncertainties include, but are not limited to, DUSA’s insurance coverage relating to this claim, and other risks identified in DUSA’s Securities and Exchange Commission filings from time to time.

Item 7. Financial Statements and other Exhibits.

(c) Exhibits.

[99]	Slide Presentation regarding current status of DUSA Pharmaceuticals, Inc. dated February 2, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUSA PHARMACEUTICALS, INC.

Dated: February 2, 2004	By:	/s/ D. Geoffrey Shulman

D. Geoffrey Shulman, MD, FRCPC
President, Chief Executive Officer